Exhibit 21.1
Subsidiaries and Affiliates of Nasdaq, Inc.*
As of February 15, 2021
U.S. Entities
1.A.S.A.P. Advisor Services, Inc (organized in New York)
2.BoardVantage, Inc (organized in Delaware)
3.Boston Stock Exchange Clearing Corporation (organized in Massachusetts)
4.Cinnober Americas Inc. (organized in New York)
5.Consolidated Securities Source LLC (organized in Delaware)
6.Content Services, LLC (organized in Delaware) -
7.Curzon Street Acquisition, LLC (organized in Delaware)
8.Directors Desk, LLC (organized in Delaware)
9.Dorsey, Wright & Associates, LLC (organized in Virginia)
10.ETC Acquisition Corp. (organized in Delaware)
11.eVestment Alliance Holdings, Inc. (organized in Delaware)
12.eVestment Alliance Holdings, LLC (organized in Georgia)
13.eVestment Alliance, LLC (organized in Georgia)
14.eVestment, Inc. (organized in Delaware)
15.ExactEquity, LLC (organized in Delaware)
16.Execution Access, LLC (organized in Delaware)
17.FinQloud LLC (organized in Delaware)
18.FINRA/Nasdaq Trade Reporting Facility LLC (organized in Delaware)
19.FRAMLxchange Inc. (organized in Delaware)
20.FTEN, Inc. (organized in Delaware)
21.Fundspire, Inc. (organized in Delaware)
22.Global Network Content Services, LLC (organized in Florida)
23.GlobeNewswire, Inc. (organized in California)
24.Granite Redux, Inc. (organized in Delaware)
25.GraniteBlock, Inc. (organized in Delaware)
26.Inet Futures Exchange, LLC (organized in Delaware)
27.International Securities Exchange Holdings, Inc. (organized in Delaware)
28.ISE ETF Ventures LLC (organized in Delaware)
29.Kleos Managed Services Holdings, LLC (organized in Delaware)
30.Kleos Managed Services, L.P. (organized in Delaware)
31.Longitude LLC (organized in Delaware)
32.Nasdaq BX, Inc. (organized in Delaware)
33.Nasdaq Capital Markets Advisory LLC (organized in Delaware)
34.Nasdaq Commodities Clearing LLC (organized in Delaware)
35.Nasdaq Corporate Services, LLC (organized in Delaware)
36.Nasdaq Corporate Solutions, LLC (organized in Delaware)
37.NASDAQ Energy Futures, LLC (organized in Delaware)
38.Nasdaq Execution Services, LLC (organized in Delaware)
39.NASDAQ Futures, Inc. (organized in Delaware)
40.Nasdaq GEMX, LLC (organized in Delaware)
41.NASDAQ Global, Inc. (organized in Delaware)
42.Nasdaq Governance Solutions, Inc. (organized in Delaware)
43.Nasdaq Information, LLC (organized in Delaware)
44.Nasdaq International Market Initiatives, Inc. (organized in Delaware)
45.Nasdaq ISE, LLC (organized in Delaware)
46.Nasdaq MRX, LLC (organized in Delaware)

47.NASDAQ OMX (San Francisco) Insurance LLC (organized in Delaware)
48.NASDAQ OMX BX Equities LLC (organized in Delaware)
49.Nasdaq PHLX LLC (organized in Delaware)
50.Nasdaq SPS, LLC (organized in Delaware)
51.Nasdaq Technology Services, LLC (organized in Delaware)
52.Norway Acquisition LLC (organized in Delaware)
53.NPM Securities, LLC (organized in Delaware)
54.OneReport, Inc, (organized in Vermont)
55.Operations & Compliance Network, LLC (organized in Delaware)
56.Public Plan IQ Limited Liability Company (organized in New Jersey)
57.SecondMarket Labs, LLC (organized in Delaware)
58.SecondMarket Solutions, Inc. (organized in Delaware)
59.SMTX, LLC (organized in Delaware)
60.Solovis, Inc.
61.Strategic Financial Solutions, LLC (organized in Nevada)
62.Sybenetix Inc. (organized in Delaware)
63.The Center for Board Evaluations, Inc. (organized in North Carolina)
64.The Nasdaq Options Market LLC (organized in Delaware)
65.The NASDAQ Private Market, LLC (organized in Delaware)
66.The Nasdaq Stock Market LLC (organized in Delaware)
67.The Stock Clearing Corporation of Philadelphia (organized in Pennsylvania)
68.U.S. Exchange Holdings, Inc. (organized in Delaware)
69.Verafin AcquisitionCo LLC (organized in Delaware)
70.Verafin USA Inc. (organized in Delaware)

Non-U.S. Subsidiaries
1. 2157971 Ontario Ltd. (organized in Canada)
2.AB Nasdaq Vilnius (organized in Lithuania) (96.35% owned, directly or indirectly, by Nasdaq, Inc.)
3.AS eCSD Expert (organized in Estonia)
4.AS Pensionikeskus AS (organized in Estonia)
5.BoardVantage (UK) Limited (organized in the United Kingdom)
6.Cinnober Financial Technology AB (organized in Sweden)
7.Curzon Street Holdings Limited (organized in the United Kingdom)
8.Ensoleillement Inc. (organized in Canada)
9.eVestment Alliance (UK) Limited (organized in the United Kingdom)
10.eVestment Alliance Australia Pty Ltd (organized in Australia)
11.eVestment Alliance Hong Kong Limited (organized in Hong Kong)
12.Indxis Ltd (organized in the United Kingdom)
13.LLC "SYBENETIX UKRAINE" (organized in Ukraine)
14.Longitude S.A. (organized in Luxembourg)
15.Marketwire China Holding (HK) Ltd. (organized in Hong Kong)
16.Minium Financial Technology Ltd (organized in the United Kingdom)
17.Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)
18.Nasdaq AB (organized in Sweden)
19.Nasdaq Australia Holding Pty Ltd (organized in Australia)
20.Nasdaq Canada Inc. (organized in Canada)
21.Nasdaq Clearing AB (organized in Sweden)
22.Nasdaq Copenhagen A/S (organized in Denmark)
23.Nasdaq Corporate Solutions (India) Private Limited (organized in India)
24.Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)
25.Nasdaq CSD SE (organized in Latvia)
26.Nasdaq CXC Limited (organized in Canada)
27.Nasdaq Exchange and Clearing Services AB (organized in Sweden)
28.Nasdaq France SAS (organized in France)
29.Nasdaq Germany GmbH (organized in Germany)
30.Nasdaq Helsinki Ltd (organized in Finland)
31.Nasdaq Holding AB (organized in Sweden)
32.Nasdaq Holding Denmark A/S (organized in Denmark)
33.Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)
34.Nasdaq Iceland hf. (organized in Iceland)
35.Nasdaq International Ltd (organized in the United Kingdom)
36.Nasdaq Korea Ltd. (organized in South Korea)
37.Nasdaq Ltd (organized in Hong Kong)
38.Nasdaq NLX Ltd (organized in the United Kingdom)
39.Nasdaq Nordic Ltd (organized in Finland)
40.NASDAQ OMX Europe Ltd (organized in the United Kingdom)
41.Nasdaq Oslo ASA (organized in Norway)
42.Nasdaq Pty Ltd (organized in Australia)
43.Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)
44.Nasdaq Spot AB (organized in Sweden)
45.Nasdaq Stockholm AB (organized in Sweden)
46.Nasdaq Tallinn AS (organized in Estonia)
47.Nasdaq Technology (Japan) Ltd (organized in Japan)
48.Nasdaq Technology AB (organized in Sweden)
49.Nasdaq Technology Energy Systems AS (organized in Norway)
50.Nasdaq Technology Italy Srl (organized in Italy)
51.Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
52.Nasdaq Treasury AB (organized in Sweden)

53.Nasdaq Vilnius Services UAB (organized in Lithuania)
54.Nasdaq Wizer Solutions AB (organized in Sweden)
55.Nasdaq Wizer Vilnius UAB (organized in Lithuania)
56.OMX Netherlands B.V. (organized in the Netherlands)
57.OMX Netherlands Holding B.V. (organized in the Netherlands)
58.OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by Nasdaq, Inc.)
59.OMX Treasury Euro Holding AB (organized in Sweden)
60.Osprey Acquisition Corporation (organized in Canada)
61.Quandl, Inc. (organized in Canada, Federal)
62.RF Nordic Express AB (organized in Sweden) (50.1% owned, directly or indirectly, by Nasdaq, Inc.)
63.Shareholder.com B.V. (organized in the Netherlands)
64.Simplitium Ltd (organized in the United Kingdom)
65.SMARTS Broker Compliance Pty Ltd (organized in Australia)
66.SMARTS Market Surveillance Pty Ltd (organized in Australia)
67.Sybenetix Limited (organized in the United Kingdom)
68.TopQ Software Limited (organized in the United Kingdom)
69.Verafin Solutions ULC (organized in Canada)
70.Whittaker & Garnier Limited (organized in the United Kingdom)

* The list of subsidiaries does not include not-for-profit entities or foreign branches of subsidiaries